Exhibit 4.1

HEALTH MANAGEMENT ASSOCIATES, INC.

3.75% Convertible Senior Subordinated Notes due 2028

INDENTURE

Dated as of May 21, 2008

U.S. BANK, NATIONAL ASSOCIATION

TRUSTEE

i

INDENTURE dated as of May 21, 2008 between HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation (the “Company”), and U.S. BANK, NATIONAL ASSOCIATION, a national banking association, (in such capacity, together with its successors in trust, the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.75% Convertible Senior Subordinated Notes due 2028 (the “Securities”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.07 and Section 6.02 hereof.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Conversion Rate” means, for each $1,000 principal amount of Securities to be converted, the sum of the Daily Conversion Rate Fractions for each VWAP Trading Day during the related Observation Period for such Securities.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Conversion Price” on any day means, for each $1,000 principal amount of Securities, a dollar amount (initially, approximately $11.76) equal to $1,000 divided by the Base Conversion Rate, as may be adjusted pursuant to Section 11.06 (and without, for the avoidance of doubt, giving effect to any adjustment to the Base Conversion Rate pursuant to Section 11.02).

“Base Conversion Rate” means, for each $1,000 principal amount of Securities, 85.0340 shares of the Class A Common Stock, subject to adjustment as set forth herein.

“Beneficial Owner” shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

“Bid Solicitation Agent” means initially the Company or any agent the Company may appoint in the future, including the Trustee, to solicit a Trading Price for the Securities as may be required pursuant to this Indenture.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that Person.

“Class A Common Stock” means shares of class A common stock, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Closing Date” means the date of this Indenture.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Continuing Director” means a director who either was a member of the Company’s board of directors on the date of this Indenture or who becomes a director of the Company subsequent to such date and whose election, or nomination for election by the Company’s stockholders, is duly approved by a majority of the Continuing Directors on the board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors of the Company in which such individual is named as nominee for director.

“Controlled” means ownership or control of more than 50% of the voting power of such entity.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 200 South Biscayne Blvd. Suite 1870, Miami, FL 33131, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Rate Fraction” means, for any Securities to be converted and each Daily VWAP Trading Day of the related Observation Period for such Securities, a number of shares of Class A Common Stock determined as follows:

(i) if the Daily VWAP on such day is less than or equal to the Base Conversion Price on such day, the Daily Conversion Rate Fraction for such day shall be the Base Conversion Rate in effect on such day divided by 20; and

(ii) if the Daily VWAP on such day is greater than the Base Conversion Price on such day, the Daily Conversion Rate Fraction for such day shall be equal to the following fraction:

“Daily Conversion Value” means, for any Securities to be converted and for each VWAP Trading Day during the related Observation Period for such Securities, the product of (1) the Daily Conversion Rate Fraction on such day and (2) the Daily VWAP on such day.

“Daily Share Amount” means, for each $1,000 principal amount of Securities to be converted and for each VWAP Trading Day during the related Observation (subject to the Company’s right to deliver cash in lieu of all or a portion of the Daily Share Amount pursuant to Section 11.04(b)) a number of shares of Class A Common Stock equal to the difference between such Daily Conversion Value on such VWAP Trading Day and $50, divided by (B) the Daily VWAP of the Class A Common Stock for such VWAP Trading Day,

“Daily Settlement Amount” means, for each $1,000 principal amount of Securities being converted and for 20 VWAP Trading Days during the related Observation Period for such Securities, an amount of cash and shares of Class A Common Stock, if any, as follows: (i) cash equal to the lesser of (x) $50 and (y) the Daily Conversion Value on such VWAP Trading Day, and (ii) if such Daily Conversion Value exceeds $50, either, at the sole election of the Company, (x) a number of shares of Class A Common Stock equal to the Daily Share Amount, (y) cash equal to the difference between such Daily Conversion Value and $50, or (z) any combination elected by the Company of shares of Class A Common Stock and cash determined as set forth in Section 11.04(b).

“Daily VWAP” means, in respect of Securities to be converted and for VWAP Trading Day during the related Observation Period for such Securities, the per share volume-weighted average price on the primary exchange for the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HMA UN<EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the primary exchange for the Class A Common Stock to the scheduled close of trading on such exchange on such VWAP Trading Day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the market value of one share of Class A Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5) all Capital Lease Obligations of such Person as lessee under such leases;

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8) all Hedging Obligations of such Person.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Debt” means (i) the Debt under that certain Credit Agreement dated February 16, 2007 and among the Company, Bank of America, N.A., as administrative agent, Wachovia Bank, National Association (formerly First Union National Bank) and Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as co-documentation agents, and the lenders to the party thereto, as such agreement may be amended from time to time, and (ii) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of at least $7,500,000 and is specifically designated as “Designated Senior Debt” in the instrument governing such Senior Debt and in an Officers’ Certificate received by the Trustee.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of the Class A Common Stock, the first date on which Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Final Maturity” or “Final Maturity Date” shall be May 1, 2028.

“Fundamental Change” means, after the original issuance of the Securities, any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, files a Schedule 13D, Schedule TO (or any similar schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner, of Common Equity of the Company representing more than 50% of the voting power of the Company’s Common Equity, other than as a result of, or in connection with, a merger, acquisition or other transaction or related transactions, in which all or substantially all the Class A Common Stock is exchanged for or converted into cash, securities or other property;

(b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Class A Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company’s consolidated assets (considered together with the Company’s Subsidiaries) to any Person (other than one of the Company’s Subsidiaries); provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(c) Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors, other than as a result of, or in connection with, a merger, acquisition or other transaction or related transactions, in which all or substantially all the Class A Common Stock is exchanged for or converted into cash, securities or other property; or

(d) the Class A Common Stock or other securities or property into which the Securities are convertible pursuant to the terms provided herein, are not listed for trading on a national or regional securities exchange;

provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Last Reported Sale Price per share of the Class A Common Stock for any five VWAP Trading Days within the period of 10 consecutive VWAP Trading Days ending immediately before the later of the Fundamental Change or the announcement thereof shall equal or exceed 105% of the Base Conversion Price immediately before the Fundamental Change or public announcement thereof or (II) at least 90% of the consideration (excluding Cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Class A Common Stock or ordinary shares (or ADRs in respect thereof) traded on a national securities exchange (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Securities become convertible into cash and, if applicable, such Publicly Traded Securities (excluding Cash payments for fractional shares) pursuant to the provisions of this Indenture.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.08(a).

“Fundamental Change Purchase Notice” means the form “Option to Elect Purchase Upon a Fundamental Change” contained on the reverse of the Securities.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.08(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06(e), such Securities will be in the form of a 144A Global Security.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Incremental Share Factor” means initially 42.5170, subject to adjustment as set forth in Section 11.06 (and without, for the avoidance of doubt, giving effect to any adjustment to the Base Conversion Rate pursuant to Section 11.02).

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means May 1 and November 1 of each year, commencing November 1, 2008.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Last Reported Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is traded. If the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the average of the last quoted bid and ask prices for the Class A Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If the Class A Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (b) of the definition thereof, but without regard to (i) clause (I) of the final proviso in the definition thereof and (ii) the proviso in clause (b) of the definition thereof.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Class A Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock on the principal U.S. national or regional securities exchange or market on which the Class A Common Stock is listed or admitted for trading, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Observation period” means, with respect to any Security tendered for conversion,

(i) for any Conversion Date occurring (A) in respect of Securities called for redemption following a notice of redemption issued pursuant to Article 3 or (B) in respect of Securities converted following the 23rd Scheduled Trading Day preceding Stated Maturity, the 20 consecutive VWAP Trading Days beginning on, and including, the 22nd Scheduled Trading Day preceding Stated Maturity or the redemption date, as applicable; and

(ii) in all other instances, the 20 consecutive VWAP Trading Day period beginning on, and including, the third Trading Day immediately following the Conversion Date.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.03 and 13.04, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.03 and 13.04.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.03 and 13.04 from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or , as applicable herein, the Trustee.

“person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Publicly Traded Securities” has the meaning specified in the definition of Fundamental Change.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 5 of the Securities.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a VWAP Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s Convertible Senior Subordinated Notes due 2028, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Senior Debt” or “Senior Indebtedness” of the Company means all Obligations with respect to Debt of the Company, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Securities; provided that Senior Debt does not include (i) any obligation to the Company or any majority-owned Subsidiary, (ii) trade payables or (iii) any Debt incurred in violation of the Indenture.

“Significant Subsidiary” means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

(a) the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

(b) the Company’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary exceeds 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

(c) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 20 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

“Special Record Date” means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 10.01(b).

“Stated Maturity”, when used with respect to any Security and the payment of the principal amount thereof, means May 1, 2028.

“Stock Price” means, in respect of a Make-Whole Fundamental Change, the price per share of the Class A Common Stock paid in connection with such Make-Whole Fundamental Change, which shall be equal to (i) if holders of the Class A Common Stock receive only cash in such transaction, the cash amount paid per share of the Class A Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Class A Common Stock is then listed or admitted for trading and (ii) there is no Market Disruption Event. If the Class A Common Stock is not listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of a Security on any date of determination means the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated securities dealers the Company selects, provided that if (i) at least three such bids are not obtained by the Bid Solicitation Agent, or (ii) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of a Security will equal (a) the then Applicable Conversion Rate (calculated for this purpose, on any date of determination, using as the relevant Observation Period the five VWAP Trading Day period ending on the Trading Day immediately preceding such date) of the Securities, multiplied by (b) the average Last Reported Sale Prices of the Class A Common Stock on the five Trading Days ending on such determination date.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“VWAP Trading Day” means any day (i) on which there is no Market Disruption Event and (ii) is a Trading Day. A VWAP Trading Day shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or over-the-counter market. For purposes of the definition of “VWAP Trading Day”, a Market Disruption Event means (i) a failure by the primary U.S. national or regional securities exchange or over-the-counter market on which the Class A Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock or in any options contracts or future contracts relating to the Class A Common Stock.

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	1.04(a)
“Additional Shares”	11.02(a)
“Agent Members”	2.12(e)
“Bankruptcy Law”	6.01
“Blockage Notice”	12.03(b)(1)
“cash”	3.10(a)
“Cash Percentage”	11.04(b)
“Cash Percentage Notice”	11.04(b)
“Company Notice”	3.10(c)
“Company Notice Date”	3.10(b)
“Conversion Agent”	2.03
“Conversion Notice”	11.03(a)
“Conversion Date”	11.03(a)
“Conversion Obligation”	11.01(a)
“Custodian”	6.01
“Defaulted Interest”	10.01(c)
“Depositary	2.01(a)
“DTC”	2.01(a)
“Effective Date”	11.02(b)
“Event of Default”	6.01
“Legal Holiday”	13.07
“Measurement Period”	11.01(ii)
“Merger Event”	11.08
“Notice of Default”	6.01
“pay the Securities”	12.03(a)
“Paying Agent”	2.03
“Payment Blockage Period”	12.03(b)
“payment in full”	12.02(1)
“Purchase Date”	3.09(a)
“Purchase Notice”	3.09(a)(i)
“Purchase Price”	3.09(a)
“QIB”	2.01(a)
“Reference Property”	11.08
“Registrar”	2.03
“Rights”	11.13
“Rights Agreement”	11.13
“Rule 144A Information”	4.06
“Spin-off”	11.06(c)

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) 144A Global Securities. The Securities will be offered and sold within the United States to qualified institutional investors as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. For the avoidance of doubt, affiliates (as defined in Rule 405 of the Securities Act) shall only hold an interest in the Securities in certificated form and are prohibited from taking a beneficial interest in a Global Security.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof and shall be made on the records of the Trustee and the Depositary.

(b) Book-Entry Provisions.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $250,000,000 upon a Company Order without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent And Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to this Section 2.03 and Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent To Hold Money And Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or the Class A Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and the Class A Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and the Class A Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and the Class A Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and the Class A Common Stock held by it to the Trustee and to account for any funds and Class A Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or the Class A Common Stock.

Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 15 and July 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer And Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) If, prior to the first year anniversary from the Issue Date, (i) Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of

Security attached hereto as Exhibit A-1 and setting forth such restrictions (collectively, the “Legend”), or (ii) a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities; Determinations Of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those replaced pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the first year anniversary from the Issue Date. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply to the Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause 2.12(e)(v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of certificated securities in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.01. Right To Redeem; Notices To Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection Of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03. Notice Of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Base Conversion Rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

(f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

(g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h) if fewer than all the outstanding Securities are to be redeemed, the certificate number and principal amounts of the particular Securities to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date; and

(j) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.

Section 3.04. Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 3.05. Deposit Of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

Section 3.06. Securities Redeemed In Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Conversion Arrangement On Call For Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense (other than arising from gross negligence, bad faith or willful misconduct of the Trustee) arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.08. Purchase Of Securities At Option Of The Holder Upon Fundamental Change. (a) If prior to May 1, 2014 there shall have occurred a Fundamental Change and there shall not have occurred and be continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price for Securities in accordance with this Section 3.08) all or a portion of the Securities of any Holder shall be purchased by the Company, at the option of such Holder, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but excluding) the date of purchase (the “Fundamental Change Purchase Price”), as of the date specified by the Company in its notice pursuant to Section 3.08(b), but in any event not later than 35 days after the giving by the Company of notice of the occurrence of a Fundamental Change, subject to extension to comply with applicable law, pursuant to Section 3.14 (the “Fundamental Change Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then interest shall be payable to the Holder of record on such Regular Record Date and the Fundamental Change Purchase Price shall only be 100% of the principal amount of Securities to be purchased on such date. If on or after May 1, 2014 there occurs a Fundamental Change, no Holder shall have any right or option to require the Company to purchase the Securities of such Holder on account thereof except as permitted by Section 3.09.

(b) On or before the 20th day after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Securityholder and shall state:

(i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.08 must be given;

(iii) the Fundamental Change Purchase Date;

(iv) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(v) the information required to be included in a Company Notice as specified in Section 3.10(c).

(c) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of the Securities to be purchased, duly endorsed for transfer, and a duly completed Fundamental Change Purchase Notice to the Paying Agent, on or before the 35th day after the date of the Fundamental Change Purchase Notice, subject to extension to comply with applicable law,

(i) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased;

(ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities and Section 3.08 of the Indenture.

The delivery of such Security to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Section 3.09. Purchase Of Securities At Option Of The Holder. (a) General. Subject to there not having occurred and be continuing an Event of Default (other than an Event of Default that can be cured by the Company paying the Purchase Price of the Securities pursuant to Section 3.09), Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of May 1, 2014, May 1, 2018 and May 1, 2023 (each, a “Purchase Date”), at the purchase price in cash equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest to (but excluding) the Purchase Date (the “Purchase Price”) at the option of the Holder thereof, unless prior to the date 20 Business Days prior to the Purchase Date the Company shall have delivered pursuant to Section 3.03 a notice of redemption with respect to such Securities; provided that if the Purchase Date is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then interest shall be payable to the Holder of record on such Regular Record Date and the Purchase Price shall only be 100% of the principal amount of Securities to be purchased on such date. Such purchase shall be made upon:

(i) delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Purchase Notice”), at any time from the opening of business on the Company Notice Date until the close of business on the Business Day prior to such Purchase Date stating:

(A) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased,

(B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

(C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in this Section 3.09 and in paragraph 6 of the Securities and in this Indenture, and

(ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.09(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11, in which event the Company shall not be obligated to purchase the related Securities.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

Section 3.10. Payment In Cash. (a) The Securities to be purchased pursuant to Section 3.08(a) or Section 3.09(a) must be paid for in U.S. legal tender (“cash”). At least three Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 3.10(c), and

(ii) whether the Company desires the Trustee to give the Company Notice required by Section 3.10(c).

(b) The Company Notice, as provided in Section 3.10(c), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date in the case of a purchase pursuant to Section 3.09(a) or in conjunction with the mailing of written notice of Fundamental Change pursuant to Section 3.08(b) in the case of a purchase pursuant to Section 3.08(a) (the “Company Notice Date”).

(c) Notice of Election. The Company’s notice of election to purchase the Securities shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.01 at the time specified in Section 13.09, as applicable (the “Company Notice”).

Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Securityholder and shall state:

(A) the Purchase Price or Fundamental Change Purchase Price and the Base Conversion Rate and Incremental Share Factor;

(B) the name and address of the Paying Agent and the Conversion Agent;

(C) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted pursuant to Article 11 (if the conditions therein are satisfied) hereof only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(D) that Securities must be surrendered to the Paying Agent to collect payment;

(E) that the Purchase Price or Fundamental Change Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of (1) the Purchase Date or Fundamental Change Purchase Date and (2) the time of surrender of such Security as described in (D);

(F) the procedures the Holder must follow to exercise rights under Section 3.08 or Section 3.09 as applicable and a brief description of those rights;

(G) briefly, the conversion rights of the Securities, if any;

(H) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice;

(I) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price, interest on Securities for which a Purchase Notice or Fundamental Change Purchase Notice has been delivered and not withdrawn will cease to accrue on and after the relevant Purchase Date or Fundamental Change Purchase Date; and

(J) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(d) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.12, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of all Securities to be purchased pursuant to a Purchase Notice or Fundamental Change Purchase Notice.

Section 3.11. Effect Of Purchase Notice Or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or 3.09, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change

Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

(a) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted (if the Securities are not certificated, such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, shall comply with the appropriate procedures of the Depositary),

(b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice must be in the form set forth in the preceding paragraph.

There shall be no purchase of any Securities pursuant to Section 3.08 or Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.12. Deposit Of Purchase Price Or Fundamental Change Purchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying

Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

Section 3.13. Securities Purchased In Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 3.14. Covenant To Comply With Securities Laws Upon Purchase Of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable and required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

Section 3.15. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 14 of the Securities, together with interest, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.12 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE 4

COVENANTS

Section 4.01. Payment Of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company. Principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, or interest shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

Section 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 of the Exchange Act).

Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2008) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04. Further Instruments And Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.01, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

Section 4.06. Delivery Of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Securities or shares of the Class A Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Class A Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.07. Additional Interest Payable Upon Failure To Report. (a) If at any time during the six months to one year period following the Issue Date, the Company fails to timely file any document or report that it is required (after giving effect to any grace period provided by Rule 12b-25 of the Exchange Act) to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K), Additional Interest on the Securities will accrue at an annual rate of 0.50% of their principal amount outstanding (or an equivalent amount for any outstanding shares of Class A Common Stock issued upon conversion of the Securities) for each day during such period for which the Company’s failure to file continues; provided that the Company will have

14 days, in the aggregate, to cure any late filings before any such Additional Interest will accrue. Additional Interest will be paid in cash on each subsequent Interest Payment Date following the late filing in the same manner as regular interest on the Securities. In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to this Section 4.07 and Section 6.02.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. When Company May Merge Or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.02, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events Of Default. An “Event of Default” occurs if:

(1) the Company defaults in the payment of any interest when due and payable and such default shall continue for 30 days;

(2) the Company defaults in the payment of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

(3) the Company fails to deliver shares of Class A Common Stock (together with cash in lieu of fractional shares), or cash in lieu thereof, when such delivery is required upon conversion of a Security and such failure continues for 10 days; or

(4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1), (2) and (3) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(5) there shall occur an event of default within the meaning of another mortgage, indenture or debt, instrument under which there may be issued any Indebtedness, other than the Securities, in an amount in excess of $25,000,000 and which results in the Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and the Company has not cured the default in payment or the acceleration is not rescinded or annulled in each case within 10 days after receipt by the Company of a Notice of Default; provided, however; that if, prior to a declaration of acceleration of the maturity of the Securities or the entry of judgment in favor of the Trustee in a suit pursuant to the Indenture, the default of the other Indebtedness has been remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder will be deemed likewise to have been remedied, cured or waived; or

(6) the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary and will cause all the principal amount and all accrued and unpaid interest to become immediately due and payable; or;

and the order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) or clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or clause (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (4) or clause (5) above, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus any accrued interest through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount plus any accrued interest, shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, the principal amount plus any accrued interest, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus any accrued interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding the foregoing, if the Company so elects, the sole remedy of Holders for an Event of Default relating to any obligation to file reports as described under Section 4.02 will, for the first 365 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with 6.01(c)), consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% per annum of the principal amount of the Securities outstanding for each day of such 365-day period during which the Company remain in default. Additional Interest will be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Securities. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Securities will be subject to acceleration as provided above. This paragraph will not affect the rights of the Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

Section 6.03. Other Remedies. Other than as set forth in Section 6.02, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus any accrued interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security or make any required conversion payments, as the case may be, in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control By Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense.

Section 6.06. Limitation On Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07. Rights Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued interest, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08. Collection Suit By Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.

Section 6.09. Trustee May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, or any accrued interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12. Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so and to the extent legally enforceable) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so and to the extent legally enforceable) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties And Responsibilities Of The Trustee; During Default; Prior To Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee believes in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02. Certain Rights Of The Trustee. Subject to Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

Section 7.03. Trustee Not Responsible For Recitals, Disposition Of Securities Or Application Of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 7.04. Trustee And Agents May Hold Securities; Collections, Etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 7.05. Moneys Held By Trustee. Subject to the provisions of Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 7.06. Compensation And Indemnification Of Trustee And Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section shall survive the termination of this Indenture.

Section 7.07. Right Of Trustee To Rely On Officers’ Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

Section 7.09. Persons Eligible For Appointment As Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation And Removal; Appointment Of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Securityholder who has been a bona fide Holder of a Security for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 1.04 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11. Acceptance Of Appointment By Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12. Merger, Conversion, Consolidation Or Succession To Business Of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association, succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13. Preferential Collection Of Claims Against The Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

Section 7.14. Reports By The Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Securities become admitted to trading on any national securities exchange.

Section 7.15. Trustee To Give Notice Of Default, But May Withhold In Certain Circumstances. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the Security register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge Of Liability On Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, Class A Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

(2) to comply with Article 5 or Article 11;

(3) to provide for uncertificated Securities in addition to the certificated securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

(4) to make any change that does not adversely affect in any material respect the rights of any Securityholder;

(5) to make any change to comply with any requirement of the SEC; or

(6) add to the Company’s covenants or obligations under this Indenture for the protection of the Holders or surrender any right, power or option conferred by this Indenture on the Company in a manner that does not adversely affect in any material respect the rights of any Securityholder.

Section 9.02. With Consent Of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(1) make any change to the principal amount of Securities whose Holders must consent to an amendment;

(2) alter the manner or rate of accrual or extend the time for payment on any interest on any Security;

(3) reduce the principal amount of or extend the Stated Maturity of any Security;

(4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

(5) make any Security payable at a place of payment or in money or securities other than that stated in the Security;

(6) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

(7) make any change that adversely affects the right to convert any Security;

(8) make any change to the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture or to the redemption provisions of the Securities and this Indenture in each case, in a manner adverse to the Securityholder; or

(9) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03. Revocation And Effect Of Consents, Waivers And Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.04. Notation On Or Exchange Of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.05. Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.06. Effect Of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

PAYMENT OF INTEREST

Section 10.01. Payment Of Interest; Interest Rights Preserved.

(a) The Securities shall bear periodic interest as set forth in paragraph 1 of the Securities.

(b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, any interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

(c) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable on, but is not punctually paid or duly provided for within 30 days following, any Interest Payment Date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 11

CONVERSION

Section 11.01. Right to Convert. (a) Subject to the procedures for conversion set forth in this Article 11, a Holder may convert its Securities prior to the close of business on the Scheduled Trading Day immediately preceding November 1, 2027 when one or more of the conditions specified below, at the

Applicable Conversion Rate (the “Conversion Obligation”). On and after November 1, 2027, as set forth under below, a Holder may convert its Securities at the Applicable Conversion Rate until the close of business on the third Scheduled Trading Day immediately preceding the Stated Maturity regardless of the conditions specified below.

(i) Conversion Upon Satisfaction of Sale Price Condition. Prior to the close of business on the Scheduled Trading Day immediately preceding November 1, 2027, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter commencing after September 30, 2008 if the Last Reported Sale Price for the Class A Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Base Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to the close of business on the Scheduled Trading Day immediately preceding November 1, 2027, a Holder may surrender its Securities for conversion during the five Business Day period after any 5 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(a)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Applicable Conversion Rate (calculated for this purpose, on any date of determination, but using as the relevant Observation Period the five VWAP Trading Day period ending on the Trading Day immediately preceding such date) for each such Trading Day. In connection with any conversion in accordance with this Section 11.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Applicable Conversion Rate. If a Holder provides the Company with reasonable evidence that the Trading Price of the Securities would be less than 98% of the product of (a) the Applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Note is greater than or equal to 98% of the product of (a) the Applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price (as provided to the Bid Solicitation Agent by the

Company on each such date). If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the product of (a) the Applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date, the Bid Solicitation Agent shall have no further obligation to determine the Trading Price of the Securities unless requested by the Company to do so again in writing pursuant to this clause.

(iii) Conversion Upon Notice of Redemption. Prior to the Scheduled Trading Day immediately preceding November 1, 2027, if the Company calls any or all of the Securities for redemption, a Holder may surrender for the Securities called for redemption at any time prior to the close of business on the Scheduled Trading Day prior to the related Redemption Date, even if the Securities are not otherwise convertible at such time, after which time a Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price. If a Holder already has delivered a purchase notice with respect to a Security, however, such Holder may not surrender that Security for conversion until it has withdrawn the purchase notice in accordance with this Indenture.

(iv) Conversion Upon Specified Corporate Transactions.

(A) Prior to the Scheduled Trading Day immediately preceding November 1, 2027, if the Company is a party to a consolidation, merger or binding share exchange, in each case pursuant to which the Class A Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time beginning 15 calendar days prior to the anticipated effective date of such transaction until the 15th calendar day following the effective date of such transaction (or, if the transaction constitutes a Fundamental Change, until the applicable Fundamental Change Purchase Date). Upon becoming aware of such a transaction, the Company shall notify the Holders as soon as practicable of the anticipated effective of a transaction to which the provisions of this Section 11.01(iv) shall apply.

(B) Prior to the Scheduled Trading Day immediately preceding November 1, 2027, a Holder may surrender Securities for conversion if the Company (i) distributes to all holders of the Class A Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company’s Board of Directors exceeding 15% of the Last Reported Sale Price of the Class A Common Stock on the day preceding the declaration date for such distribution or (ii) distributes to all holders of the Class A

Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Class A Common Stock at less than the Last Reported Sale Price at the time of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. However, a Holder of the Securities will not have the right to convert if such Holder is permitted to participate in the distribution without conversion at the same time and on the same terms as Holders of the Class A Common Stock as if such Holder held a number of shares of Class A Common Stock equal to the Applicable Conversion Rate in effect on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Solely for purposes of the foregoing sentence, the Observation Period used to calculate the Applicable Conversion Rate will be the five VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Ex-Dividend Date.

(v) Conversion After November 1, 2027. Notwithstanding the foregoing conditions, beginning on November 1, 2027, and until the close of business on the Scheduled Trading Day immediately prior to the Stated Maturity, a Holder may surrender its Securities for conversion regardless of the foregoing conditions.

Section 11.02. Conversion Rate Adjustment Upon Certain Make-whole Fundamental Changes.

(a) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change that becomes effective prior to May 1, 2014, until the related Fundamental Change Purchase Date (or if there is no Fundamental Change Purchase Date, the 30th day after the Effective Date of the Make-Whole Fundamental Change), the Base Conversion Rate will be increased by an additional number of shares of Class A Common Stock (the “Additional Shares”) as described below. For purposes of this Section 11.02, a conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change to the extent that the related Conversion Date occurs on or after the Effective Date of such Make-Whole Fundamental Change and prior to the related Fundamental Change Repurchase Date, or if there is no such Fundamental Change Repurchase Date, 30th Scheduled Trading Day following such Effective Date (regardless of whether the Securities are otherwise convertible because of other conditions set forth in Section 11.01).

(b) The number of Additional Shares by which the Base Conversion Rate for the Securities will be increased for conversions in connection with a Make-Whole Fundamental Change will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (“Effective Date,”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (i) the Stock Price is greater than $100.00 per share of Class A Common Stock (subject to adjustment in the same manner as set forth in clause (c) below), no Additional Shares shall be added to the Base Conversion Rate, and (ii) the Stock Price is less than $7.35 per share of Class A Common Stock (subject to adjustment in the same manner as set forth in clause (c) below), no Additional Shares shall be added to the Base Conversion Rate. Notwithstanding the foregoing, in no event shall the Company deliver (as a result of the Base Conversion Rate, Incremental Share Factor, and the Additional Shares) more than 194.6125 shares of Class A Common Stock (subject to adjustment in the same manner as the Base Conversion Rate) for each $1,000 principal amount of Securities converted where the Base Conversion Rate is increased by the Additional Shares.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Base Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Base Conversion Rate as set forth in Section 11.06.

Section 11.03. Exercise of Conversion Privilege.

(a) Before any Holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.04(d) and, if required, pay all taxes or duties, if any, and (ii) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form included in the form of the Securities attached hereto as Exhibit A-1 (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for shares of Class A

Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.04(d), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 11.03(a).

No Conversion Notice with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Article 3.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(b) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to upon the written order of the Holder of the Security so surrendered, without charge to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

(c) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Class A Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Class A Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Class A Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(d) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

Section 11.04. Settlement of Conversion Obligation.

(a) The Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion by delivering, on the third Trading Day immediately following the last VWAP Trading Day of the related Observation Period, an aggregate amount in cash and shares of fully paid Class A Common Stock, if applicable, equal to the sum of the Daily Settlement Amounts for each VWAP Trading Day of such Observation Period.

The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.

(b) The Company may elect, subject to the requirements set forth in this clause (b), to deliver cash in lieu of all or a portion of the Daily Share Amount for any Daily Settlement Amount. By the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to settle all or any portion of the Daily Share Amount in cash in connection with conversions of Securities within 22 Scheduled Trading Days prior to the Stated Maturity or Redemption Date, the Company will send, on or prior to the first day of the applicable Observation Period, a single notice for all such conversions to the Trustee with respect to the Cash Percentage that will be paid in lieu of Class A Common Stock. If the Company elects to specify a Cash Percentage, (i) the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each VWAP Trading Day in the applicable Observation Period will equal the product of: (A) the Cash Percentage, (B) the Daily Share Amount for such Trading Day (assuming for this purpose the Company has not specified a Cash Percentage), and (C) the Daily VWAP for such VWAP Trading Day and (ii) the number of shares of Class A Common Stock deliverable in respect of each VWAP Trading Day in the applicable Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be based on a percentage of the Daily Share Amount (assuming the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period. If the Company does not specify a Cash Percentage by the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company shall settle 100% of the Daily Share Amount for each VWAP Trading Day in the applicable Observation Period in shares of Class A Common Stock (other than cash in lieu of fractional shares as provided herein).

(c) Any cash amounts due upon conversion by a Holder of Securities surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any shares of Class A Common Stock due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary (together with any cash in lieu of fractional shares).

(d) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth in this clause (d). The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after the close of business, on a Regular Record Date for the payment of interest, Holders of such Securities as of the close of business on the Regular Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business, on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) if the Company has specified a Redemption Date of such Securities that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.

Section 11.05. Fractions of Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Class A Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the Last Reported Sale Price of the Class A Common Stock on the last VWAP Trading Day of the relevant Observation Period.

Section 11.06. Adjustments to Base Conversion Rate and the Incremental Share Factor. The Base Conversion Rate shall be adjusted by the Company as described in this Section, except that the Company shall not make any adjustments to the Base Conversion Rate for any stock distribution or dividend pursuant to clause (a) below, or any issuance or distribution pursuant to clauses (b), (c) or (d) below, if the Company, in its sole discretion, elects to allow Holder to participate in such distribution, dividend or issuance without conversion at the same time and on the same terms as holders of the Class A Common Stock as if such Holder of Securities held a number of shares of the Class A Common Stock equal to the Applicable Conversion Rate in effect on the Ex-Dividend Date for such distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder. Solely for purposes of the foregoing sentence, the Observation Period used to calculate the Applicable Conversion Rate will be the 5 VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Ex-Dividend Date. The Company shall notify Holders of its decision to permit Holders to participate in such distribution at least 7 Scheduled Trading Days preceding the Ex-Dividend Date.

At any time the Base Conversion Rate is adjusted as described below, the Incremental Share Factor will be adjusted based on the based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to such adjustment;

CR’	=	the Base Conversion Rate in effect immediately after such adjustment;

ISF0	=	the Incremental Share Factor as applicable, in effect immediately prior to such adjustment; and

ISF’	=	the Incremental Share Factor as applicable, in effect immediately after to such adjustment.

(a) If the Company issues shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of the Class A Common Stock, or effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’	=	the Base Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Class A Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after (i) the Ex-Dividend Date for such dividend or distribution or (ii) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 11.06(a) is declared but not so paid or made, the new Base Conversion Rate shall again be adjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Class A Common Stock any rights, warrants or convertible securities entitling them to purchase, for a period of not more than 60 calendar days, shares of Class A Common Stock at a price per share less than the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 11.06(b), in determining whether any rights, warrants or convertible securities entitle the Holders to subscribe for or purchase shares of Class A Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or Base Conversion Price payable for such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 11.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 11.06(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Class A Common Stock, excluding:

(i) dividends or distributions referred to in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this clause (c) shall apply;

then the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately prior to the Ex-Dividend Date for such distribution; and

FMV	=	the average of the Fair Market Values (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Class A Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the Base Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Class A Common Stock applicable to one share of Class A Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Class A Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off provided that, for purposes of determining the Base Conversion Rate, in respect of any conversion during the ten Trading Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of its Class A Common Stock, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Class A Common Stock of the Company distributes to holders of Class A Common Stock.

An adjustment to the Base Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Class A Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Class A Common Stock (taken together) exceeds the Last Reported Sale Price of the Class A Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect at the close of business on the date such tender or exchange offer expires;

CR’	=	the Base Conversion Rate in effect on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS’	=	the number of shares of Class A Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP’	=	the Last Reported Sale Price of Class A Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company or one of its Subsidiaries is obligated to purchase Class A Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) No adjustment to the Base Conversion Rate will be made unless as specifically set forth in this Section 11.06. Without limiting the foregoing, no adjustment to the Base Conversion Rate need be made:

(i) upon the issuance of any shares of Class A Common Stock pursuant to any current or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii) upon the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Class A Common Stock; or

(v) for accrued and unpaid interest (including Additional Interest, if any).

(g) Adjustments to the Base Conversion Rate will be calculated to the nearest 1/10,000th of a share. The Company shall not be required to make an adjustment in the Base Conversion Rate unless the adjustment would require a change of at least 1% in the Base Conversion Rate; provided that the Company shall carry forward any adjustments that are less than 1% of the Base Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon any conversion of Securities called for redemption or upon conversion in connection with a Fundamental Change or during the 60 day period prior to Stated Maturity.

(h) Whenever the Base Conversion Rate and Incremental Share Factor are adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Base Conversion Rate and Incremental Share Factor after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and Incremental Share Factor and may assume that the last Base Conversion Rate and Incremental Share Factor of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate and Incremental Share Factor setting forth the adjusted Base Conversion Rate and Incremental Share Factor and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate and Incremental Share Factor to the Holder of each Security at such Holder’s last address appearing on the Securities Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i) For purposes of this Section 11.06, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Class A Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Class A Common Stock in a manner that would have the effect of circumventing the provisions of this Section 11.06.

Section 11.07. Company To Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Class A Common Stock a sufficient number of shares of Class A Common Stock to permit the conversion of the Securities.

All shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted.

Section 11.08. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If there shall be (i) any reclassification of shares of Class A Common Stock, (ii) a consolidation, merger or combination involving the Company, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company, in any case as a result of which holders of Class A Common Stock shall be entitled to receive cash, securities or other property (the “Reference Property”) with respect to or in exchange for such Class A Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then, following the effective time of any such Merger Event, the right to convert a Security will be based upon the Reference Property and the right to receive shares (if any) of Class A Common Stock upon conversion will be changed into the right to receive the cash (in respect of clause (i) of the Daily Settlement Amount) and the kind and amount of Reference Property. From and after the effective time of such transaction:

(a) the Base Conversion Rate and Incremental Share Factor will relate to units of such Reference Property (a “unit” of Reference Property being the kind and amount of Reference Property that a holder of one share of the Class A Common Stock would receive in such Merger Event) in an amount equal to the number of units of Reference Property received by a holder of Class A Common Stock equal to the Base Conversion Rate and Incremental Share Factor, as applicable; and

(b) the Daily VWAP for each unit of Reference Property will determined based as follows: (i) to the extent such reference property consists of a security traded or quoted on a securities exchange or trading market, the Daily VWAP for such security as described in Section 11.04, (ii) to the extent such Reference Property consists of cash, the face amount of such cash and (iii) to the extent such Reference Property consists of other property, the Fair Market Value of such property as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

(c) In the case of any Merger Event, the Company or the successor or the purchasing person will execute a supplemental indenture providing for the conversion and settlement of Notes as set forth above. Such supplemental indenture will provide that if the Reference Property includes securities that require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion of Notes, the Company or the successor or the purchasing person, as the case may be, will use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) or such other governmental authority, to secure such registration or approval. In no event will the Company or the successor person or the purchasing person be required to pay cash if such registration or approval is not procured for any reason.

(d) For purposes of the foregoing, the type and amount of consideration that a holder of Class A Common Stock would have been entitled to in the case of Merger Events that cause the Class A Common Stock be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Class A Common Stock that affirmatively make such an election.

(e) The above provisions of this Section 11.09 shall similarly apply to successive Merger Events.

Section 11.09. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06.

Section 11.10. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Article 11 is conclusive.

Section 11.11. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Article 11 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.10 as the Trustee.

Section 11.12. Successive Adjustments. After an adjustment to the Base Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Base Conversion Rate as so adjusted.

Section 11.13. Rights Issued In Respect Of Class A Common Stock Issued Upon Conversion. Each share of Class A Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of Class A Common Stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, and the certificates representing the Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Class A Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Base Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. If the Rights separate from the Class A Common Stock, at the time of such separation the Base Conversion Rate shall be adjusted as provided in Section 11.06 as if the Company had at that time distributed the separated Rights.

Section 11.14. Exchange in Lieu of Conversion. Notwithstanding anything herein to the contrary, when a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, prior to the commencement of the applicable Observation Period, such Securities to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the designated institution must agree to deliver to the Conversion Agent for delivery to such Holder, in exchange for such Securities to be delivered to such designated institution by the Conversion Agent, all cash and shares of Class A Common Stock, if any, or a combination of cash and shares of Class A Common Stock, equal to the consideration otherwise due upon conversion, as provided under this Article 11 (assuming for this purpose and for the purpose of determining the related Observation Period that the date such Holder surrenders such Securities for conversion is the Conversion Date for such Securities) at the sole option of the designated institution and as is designated to the Conversion Agent by the Company. By the close of business on the Scheduled Trading Day immediately preceding the start of the Observation Period, the Company will notify the Holder surrendering Securities for conversion that it has directed the designated financial institution to make an exchange in lieu of conversion and such designated institution will be required to notify the Conversion Agent, who will then notify the Holder, whether it will deliver, upon exchange, all cash or a combination of cash and shares of Class A Common Stock (by specifying a Cash Percentage as provided under this Article 11). Because the financial institution will deliver cash and shares of Class A Common Stock as described in this Article 11, in no event will it deliver shares of Class A Common Stock in respect of (i) of the definition of “Daily Settlement Amount.”

If the designated institution accepts any such Securities, it will deliver cash and, if applicable, the appropriate number of shares of Class A Common Stock to the Conversion Agent on the date such cash and shares of Class A Common Stock, if any, would otherwise be due as set forth in this Article 11 and the Conversion Agent will promptly deliver the cash and those shares to Holders. Any Securities exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the Securities for exchange, the Company shall, no later than the third Business Day immediately following the last day of the applicable Observation Period, convert the Securities into cash and shares of Class A Common Stock, if any, in accordance with this Article 11 (based on such assumed Conversion Date as described above and the specified Cash Percentage as described above). The Company’s designation of an institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities.

ARTICLE 12

SUBORDINATION

Section 12.01. Agreement To Subordinate. The Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Debt. The subordination provisions in this Article 12 are for the benefit of and enforceable by the holders of Senior Debt.

Notwithstanding the foregoing, the Securities shall rank pari passu to (i) the Company’s Convertible Subordinated Debentures due 2020 and to (ii) the Company’s Zero-Coupon Convertible Senior Subordinated Debentures due 2022.

Section 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) holders of Senior Debt are entitled to receive payment in full in cash of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting “payment in full”) before Securityholders will be entitled to receive any payment of principal of or interest on the Securities; and

(2) until the Senior Debt is paid in full and payment has been made to the Trustee for amounts due under Section 7.06, any distribution to which Securityholders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt and the Trustee as their interests may appear.

Section 12.03. Default On Designated Senior Debt. (a) The Company shall not pay the principal of or interest on the Securities or make any deposit pursuant to the provisions of Article 8 and shall not, pursuant to the provisions of Article 3 or otherwise, repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if at the time any Designated Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

(b) During the continuance of any other default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Company may not pay the Securities for a period (a “Payment Blockage Period”)

(1) commencing upon the receipt by the Company and the Trustee of written notice of default from the holders of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and

(2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person that gave the Blockage Notice, (ii) by repayment in full of such Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

Unless the holders of such Senior Debt have accelerated the maturity of such Senior Debt, the Company may resume payments on the Securities after the Payment Blockage Period.

(c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

Section 12.04. When Distribution Must Be Paid Over. If a payment or other distribution is made to Securityholders that because of these subordination provisions should not have been made to them, the Securityholders that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 12.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt, which, to the extent received by Securityholders, do not constitute, as between the Company and the Securityholders, payments by the Company on the Securities.

Section 12.06. Relative Rights; Subordination Not To Prevent Events Of Default Or Limit Right To Accelerate. These subordination provisions define the relative rights of Securityholders and holders of Senior Debt and do not impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms. The failure to make a payment pursuant to the Securities by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities upon an Event of Default or prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

Section 12.07. Subordination May Not Be Impaired By Company. No right of any holder of Senior Debt to enforce the subordination of the Securities will be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

Section 12.08. Rights Of Trustee. (a) The Trustee may continue to make payments on the Securities and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it from the Company or a holder of Senior Debt that payments may not be made under this Article.

(b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 12.09. Distributions And Notices To, And Notices And Consents By, Representatives Of Holders Of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under the Indenture from holders of such Senior Debt may be given only by their representative.

Section 12.10. Trustee Entitled To Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Securityholders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Securityholders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

Section 12.11. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on behalf of the Securityholder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 12.02.

Section 12.12. Trustee Not Fiduciary For Holders Of Senior Debt. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to Securityholders, or to the Company or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

Section 12.13. Reliance By Holder Of Senior Debt On Subordination Provisions; No Waiver. (a) Each Securityholder by accepting a Security acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Securities, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

(b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring any liability or responsibility to the Securityholders, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(3) release any Person liable in any manner for the payment of Senior Debt; or

(4) exercise or refrain from exercising any rights against the Company and any other Person.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Health Management Associates, Inc.
5811 Pelican Bay Boulevard Suite 500 Naples, Florida 34108-2710

Telephone No. (941) 598-3051
Facsimile No. (941) 596-1426 Attention: Robert E. Farnham, Chief Financial Officer
With a Copy to: Timothy R. Parry, Senior Vice President and General Counsel

if to the Trustee:

U.S Bank National Association
200 South Biscayne Blvd. Suite 1870 Miami, FL 33131
Phone: (305) 350-1738
Fax: (305) 350-1746
Attention: Corporate Trust Administration

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.02. Communication By Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.03. Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.04. Statements Required In Certificate Or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 13.05. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.06. Rules By Trustee, Paying Agent, Conversion Agent And Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.07. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 13.08. Governing Law. THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this indenture on behalf of the respective parties hereto as of the date first above written.

HEALTH MANAGEMENT ASSOCIATES, INC.

By:	/s/ Timothy R. Parry
Name:	Timothy R. Parry
Title:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Michael C. Daly
Name:	Michael C. Daly
Title:	Vice President

SCHEDULE A

Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Base Conversion Rate per $1,000 principal amount of Securities pursuant to Section 11.06 of this Indenture:

Number of Additional Shares

(per $1,000 principal amount of the notes)

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY (OR ITS PREDECESSOR) AND ANY CLASS A COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO HEALTH MANAGEMENT ASSOCIATES INC. OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE

144A, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN WHICH CASE THE ISSUER MAY REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE LAST THREE PARAGRAPHS OF THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY UPON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

HEALTH MANAGEMENT ASSOCIATES, INC.

3.75% Convertible Senior Subordinated Notes due 2028

No. R-1	CUSIP: 421933AJ1 ISIN: US421933AJ17

Issue Date: May 21, 2008 Principal Amount: $250,000,000

HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of TWO-HUNDRED AND FIFTY MILLION DOLLARS ($250,000,000) on May 1, 2028.

This Security shall bear interest as specified on the reverse of this Security. This Security is convertible as specified on the reverse of this Security.

Additional provisions of this Security are set forth on the reverse of this Security.

Dated: May 21, 2008	HEALTH MANAGEMENT ASSOCIATES, INC.

By
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture (as defined on the other side of this Security).

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

3.75% Convertible Senior Subordinated Notes due 2028

1.	Interest.

Interest, shall accrue from May 21, 2008 or the most recent date to which interest has been paid or duly provided for, at 3.75% per annum on the principal sum hereof, using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security. The Company shall pay interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2008, to Holders of record as of the immediately preceding April 15 or October 15, as the case may be. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall pay interest (i) on any Securities in certificated form by check mailed to the address of the Person entitled thereto as it appears in the register of the Registrar or (ii) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company will also pay the Additional Interest, if any, on the same dates and in the same manner. All references to interest include such Additional Interest.

The Company shall pay interest on overdue principal, or if shares of Class A Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 11 of the Indenture are not delivered when due, at the rate borne by the Securities plus 1% per annum, and it shall pay interest in cash on overdue installments of interest at the same rate to the extent lawful. All such overdue interest shall be payable on demand.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.01(b) of the Indenture.

2.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and interest on this Security; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or to the Paying Agent. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices and Fundamental

Change Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, U.S. Bank, National Association (in such capacity, together with its successors in trust, the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.	Indenture.

The Company issued the Securities under an Indenture dated as of May 21, 2008 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a Redemption Price equal to 100% of principal plus accrued and unpaid interest to the Redemption Date; provided that the Securities are not redeemable prior to May 1, 2014.

6.	Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on May 1, 2014, May 1, 2018 and May 1, 2023 (each, a “Purchase

Date”) and at a Purchase Price in cash equal to 100% of principal amount, plus accrued and unpaid interest to the Purchase Date upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to the Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Holders will not have the right to require the Company to purchase any Securities on a Purchase Date if the Company has given notice of its redemption of such Securities prior to the date 20 Business Days prior to such Purchase Date.

If cash sufficient to pay the Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Business Day following the Purchase Date, such Securities will cease to be outstanding and interest shall cease to accrue on such Securities (or portions thereof) and will be deemed paid immediately after such Purchase Date whether or not such Securities have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price upon surrender of such Security).

7.	Purchase by the Company upon Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities held by such Holder on or before the 35th day after the date of the Fundamental Change Notice, subject to extension in compliance with applicable law, of the Company for a Fundamental Change Purchase Price equal to the principal amount plus accrued and unpaid interest to the Fundamental Change Purchase Date.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date, as the case may be, such Securities will cease to be outstanding and interest shall cease to accrue on such Securities (or portions thereof) and will be deemed paid immediately after such Fundamental Change Purchase Date whether or not such Securities have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security).

8.	Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, such Securities (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

9.	Conversion.

Subject to the conditions and procedures set forth in Article 11 of the Indenture, a Holder of a Security may convert it into cash and, if applicable, Class A Common Stock.

The initial Base Conversion Rate is 85.0340 shares of Class A Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Class A Common Stock. Pursuant to Section 11.04 of the Indenture, upon conversion the Company may elect to deliver cash in lieu of all or any portion of such Class A Common Stock.

The Base Conversion Rate is subject to adjustment at such times as specified in Article 11 of the Indenture.

10.	Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities as set forth in Section 9.01 of the Indenture.

14.	Defaults and Remedies.

If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW.

THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Health Management Associates, Inc.

5811 Pelican Bay Boulevard

Suite 500

Naples, Florida 34108-2710

Attention: Chief Financial Officer

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security into Class A Common Stock of the Company, check the box:

I or we assign and transfer this Security to	☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	(Insert other person’s soc. sec. or tax ID no.)

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	Health Management Associates, Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Health Management Associates, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 original principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)

Principal Amount to be purchased (if less than all): $        ,000

Social Security or Other Taxpayer Number

EXHIBIT B-1

Transfer Certificate

In connection with any transfer of any of the Securities within the first anniversary of the Issue Date, the undersigned registered owner of this Security hereby certifies with respect to $             principal amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available).

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or

fiduciary, the title of the Person signing on behalf of

such registered owner must be stated.)